Exhibit 99.1

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

SECURITIES AND               :
EXCHANGE COMMISSION
                             :

v.                           : Civil Action No. DKC 2003-1213

                             :
1ST ATLANTIC
GUARANTY CORPORATION         :

                  ORDER EXTENDING TEMPORARY RESTRAINING ORDER,
                    FREEZE OF PAYMENTS TO CERTIFICATE HOLDERS

      AND NOW, this 8th day of July, 2003, upon consideration of the Court's prior orders entering a temporary restraining order and freezing payments to 1st Atlantic's certificate holders until July 8, 2003; and

      Upon the parties' consent to the following relief, and with Defendant having answered the Complaint and denying, inter alia, that it has violated the 1940 Act, IT IS, by the United States District Court for the District of Maryland, ORDERED that:

      1. The temporary restraining order and freeze on payments ordered on April 23, 2003 and extended through July 8, 2003, BE and the same hereby IS, FURTHER EXTENDED until abrogated or amended by further order of court;

      2. The Order sealing portions of the record continues in effect pending further Order of court;

      3. Defendant shall provide updated reports to the court and other parties within 48 hours, concerning any change in the status of the Geneva transaction, as well as any communication from any certificate holder; and

      4. The Clerk will transmit this Order to counsel for the parties and counsel for Mr. Lawbaugh.


                                               /s/
                                               ------------------------------
                                               DEBORAH K. CHASANOW
                                               United States District Judge


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